Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report on American Apartment Communities II, Inc. dated February 27, 1998, and our report on American Apartment Communities II, L.P., dated February 12, 1998, included in this Form 8-K, into United Dominion Realty Trust, Inc.'s previously filed Registration Statements File Nos. 333-27221, 33-64275, 333-53401, 333-48557, 333-11207, 33-40433, 333-44463, 333-15133, 333-42691, 33-48000,
333-32829, 33-47296 and 33-58201.


/s/ ARTHUR ANDERSEN LLP


San Francisco, California
October 20, 1998